SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 19, 2006

Orleans Homebuilders, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6830	59-0874323
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Greenwood Square, Suite 101
3333 Street Road, Bensalem, PA	19020

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 245-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

      Effective June 19, 2006, Orleans Homebuilders, Inc. (the “Company”) entered into an At-Will Employment Agreement with C. Dean Amann, II, Executive Vice President of the Company (the “Employment Agreement”).

      Mr. Amann’s Employment Agreement provides that Mr. Amann’s employment with the Company is for an unspecified duration and that his employment may be terminated at any time by either the Company or Mr. Amann, for any or no reason.

      The Employment Agreement provides that Mr. Amann’s initial annual base salary is $525,000 per year, payable in accordance with the Company’s normal payroll practices. Subject to the adoption by the Company’s Compensation Committee of an appropriate cash incentive plan and the approval thereof by the Company’s stockholders on or before June 5, 2007, Mr. Amann is entitled to receive a bonus equal to 3% of the profit of the Company’s Northern Division and Chicago Division, determined on a pre-tax basis and after accrual and/or payment of bonuses, provided that he is employed by the Company on the date of payment. Mr. Amann’s base salary and bonus based on profits is subject to review and revision by the Company from time to time. Mr. Amann is also entitled to receive a one-time bonus payable over three years in the aggregate amount of $1,100,000, provided that he is employed by the Company on each scheduled payment date. In addit ion, the Employment Agreement provides that he will be eligible to participate in the Company’s insurance and health benefit plans, supplemental executive retirement plan and executive compensation deferral plan, subject to their respective requirements, terms and conditions, and to receive certain other benefits, including a vehicle allowance, reimbursement of relocation expenses and price protection with respect to the sale of his current residence.

      In addition to the above, the Employment Agreement provides that Mr. Amann is entitled to receive an option to acquire 250,000 shares of Company common stock with an exercise price equal to the fair market value of the Company’s common stock on June 19, 2006, provided that on or before June 5, 2007 the Company’s shareholders approve an amendment to the Company’s 2004 Omnibus Stock Incentive Plan increasing the number of shares of Company common stock available under the plan to an amount sufficient to allow the issuance of the shares of common stock subject to the option. The option will vest in four equal installments on each of the first four anniversaries of the effective date of the Employment Agreement and be issued in the form approved by the Company’s Compensation Committee.

      The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement and the form of Stock Option, copies of which are included as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits.

     (d)  Exhibits

      The following exhibits are filed with this Current Report on Form 8-K:

Exhibit
No.	Description

10.1	At-Will Employment Agreement between the Company and C. Dean Amann, II, effective June 19, 2006.
10.2	Form of Non-Qualified Stock Option.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORLEANS HOMEBUILDERS, INC.

Dated: June 23, 2006	By:	BENJAMIN D. GOLDMAN

Benjamin D. Goldman Vice Chairman